Exhibit 10.78

SECOND AMENDMENT OF INVESTMENT AGREEMENTS

This Second Amendment of Investment Agreements (this “Amendment”) is entered into and made effective as of the 9th day of December, 2014 (the “Effective Date”), by and among RiceBran Technologies (f/k/a NutraCea), a California corporation (“RBT”), AF Bran Holdings-NL LLC (“AFBH-NL”) and AF Bran Holdings LLC (“AFBH”), in each case, a Delaware limited liability company (AFBH-NL and AFBH being referred to collectively as “AF” or “Investor”), Industria Riograndese de Oleos Vegetais Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil  (“Irgovel”) and Nutra SA, LLC, a Delaware limited liability company (the “Company”).  The Company, RBT, Irgovel and Investor are sometimes referred herein collectively as the “Parties.”

WHEREAS, the Parties have entered into various agreements regarding AF’s investments into the Company and the operation and control of the Company and Irgovel (collectively the “Investment Agreements”), including but not limited to (i) a Contribution and Subscription Agreement (“Contribution Agreement”) dated as of December 24, 2012, as amended on January 29, 2013, (ii) an Investor Rights Agreement dated as of December 29, 2010, as modified pursuant to a Waiver of Investor Rights Agreement effective as of December 6, 2013, (iii) a Membership Interest Purchase Agreement dated as of December 29, 2010, as amended on January 18, 2011 and as further amended pursuant to the Amendment of Investment Agreements (“First Amendment”) dated October 31, 2013, and (iv) a Second Amended and Restated Limited Liability Company Agreement for Nutra SA, LLC (“LLC Agreement”) dated as of December 24, 2012, as amended pursuant to the First Amendment;

WHEREAS, pursuant to the First Amendment, RBT agreed to purchase at least $3,000,000 of Units from the Company between the date of the First Amendment and December 31, 2013 and did purchase such $3,000,000 of Units by December 31, 2013;

WHEREAS, pursuant to Section 2(d) of the Contribution Agreement, as amended, RBT further agreed that upon the release to RBT or any of its affiliates, subsidiaries or other related parties of any funds held in that certain escrow account (“Escrow Account”) established by U.S. Bank National Association in San Francisco, California under that certain Escrow Agreement dated as of February 18, 2008 in connection with RBT's purchase of 100% of the total capital stock of Irgovel, RBT would cause 90% of such released funds to be promptly paid over to the Company, which funds were not to constitute a Capital Contribution (as defined in the LLC Agreement) by RBT to the Company and would not entitle RBT to receive any additional Units or be counted towards the Unreturned RBT Capital Contributions (as defined in the LLC Agreement);

WHEREAS, the funds in the Escrow Account have not yet been released, but RBT has made additional contributions to the Company in 2014 in amounts that exceeded 90% of the anticipated Escrow Funds; and

WHEREAS, Investor has agreed to extend the Drag Along Trigger Date (as defined in the LLC Agreement) on which Investor can first exercise its Drag Along Rights (as defined in the LLC Agreement);

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                     Additional RBT Contributions. The Parties agree and acknowledge that since the date of the First Amendment, RBT has made an additional cash Capital Contributions to the Company as follows: (i) $3,000,000 in December of 2013, and (ii) $10,245,000 cumulatively in 2014. Such contributions comprised Capital Contributions by RBT to the Company and RBT has received an additional 5,122,500 Units in the Company and a corresponding increase in its Percentage Interest (as defined in the LLC Agreement) for such contributions. For clarity purposes, Exhibit A sets forth the Company’s equity table as of the date of this Agreement.

2.                     Amendments to the Contribution Agreement Regarding Escrow Fund.  Section 2(d) of the Contribution Agreement is hereby amended and restated in its entirety as follows:

“(d)            Contribution of Escrow Funds.  Upon release to RBT or any of its affiliates, subsidiaries or other related parties of any funds held in the Escrow Fund, RBT shall retain such funds and shall not be obligated to pay the funds to the Company.  90% of such released funds shall be treated as a distribution from the Company to RBT, and shall reduce the Unreturned RBT Capital Contributions in the Company as defined in the LLC Agreement.  Accordingly, upon the release of all of the Escrow Funds to RBT, RBT’s Capital Account shall be decreased by $2.00 per Unit calculated on 90% of net proceeds received by RBT.  Should RBT subsequently contribute to the Company any of the released funds, the contributions will comprise an additional RBT Capital Contribution and will increase RBT’s Units and Percentage Interest accordingly.”

3.                    Drag Along Rights. AF hereby agrees that it will not exercise its right to cause the sale of RBT or Irgovel until January 1, 2016 at the earliest and that the “Drag Along Trigger Date” (as defined in the LLC Agreement) shall not occur until January 1, 2016.

4.                    No Further Amendment.  The Parties acknowledge and agree that there are no other amendments, changes, waivers or modifications to the Investment Agreements other than as set forth in this Amendment, and all other terms of the Investment Agreements remain in full force and effect except as expressly modified or waived herein or therein.  The Parties agree that except as expressly set forth herein, this Amendment shall not be construed as a waiver by any Party of any of its other rights or obligations under the Investment Agreements.

5.                   Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if the Parties had all signed the same document.  All counterparts shall be construed together and shall constitute one agreement. This Amendment, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any Party or to any such agreement or instrument, each other Party or party thereto shall re execute original forms thereof and deliver them to all other Parties.  No Party shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

6.                    Headings.  The article and section headings of this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

7.                    Effectiveness.  This Amendment shall be effective and binding upon all parties to the Investment Agreements upon the written consent of the Parties.

8.                    Entire Agreement.  This Amendment and the Investment Agreements as amended hereby constitute the entire agreement among the Parties with respect to the subject matter hereof.

[SIGNATURE PAGE TO FOLLOW]

The Parties have executed this Second Amendment of Investment Agreements as of the date first above written.

RICEBRAN TECHNOLOGIES

By:	/s/ W. John Short
Name:	W. John Short
Title:	Chief Executive Officer

Address:	6720 N. Scottsdale Road, Suite 390
Scottsdale, Arizona 85253
Facsimile:	(602) 522-3001

AF

AF BRAN HOLDINGS-NL LLC		AF BRAN HOLDINGS LLC

By:	/s/ Ettore V. Biagioni, Authorized Signatory	By:	/s/ Ettore V. Biagioni, Authorized Signatory
Name:	Ettore V. Biagioni, Authorized Signatory	Name:	Ettore V. Biagioni, Authorized Signatory
Title:	President	Title:	President

Address:	10 East 53rd Street, 36th Floor	Address:	10 East 53rd Street, 36th Floor
	New York, NY 10022		New York, NY 10022
Facsimile:	(212) 750-0191	Facsimile:	(212) 750-0191

COMPANY		IRGOVEL

NUTRA SA, LLC		INDUSTRIA RIOGRANDESE DE OLEOS VEGETAIS LTDA

By:	/s/ W. John Short, Authorized Signatory	By:	/s/ W. John Short, Authorized Signatory
	W. John Short, Authorized Signatory		W. John Short, Authorized Signatory
Title:	Manager

Address:	c/o NutraCea	Address:	Av. Presidente Joao Goulart, 7351
	6720 N. Scottsdale Road, Suite 390		Distrito Industrial
	Scottsdale, Arizona 85253		Pelotas, RS, Brazil 96040-000
Facsimile:	(602) 522-3001	Facsimile:	55 (53) 3301-9247

[SIGNATURE PAGE TO SECOND AMENDMENT OF INVESTMENT AGREEMENT]